SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2005

QUEST OIL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-26619	98-0207745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
11200 Westheimer Suite 900
Houston, TX 77042
(Address of principal executive offices)

713-243-8778
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Not applicable.

Item 1.02  Termination of a Material Definitive Agreement.

Not applicable.

Item 1.03  Bankruptcy or Receivership.

Not applicable.

Section 2 - Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

Not applicable.

Item 2.02  Results of Operations and Financial Condition.

Not applicable.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Not applicable.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Not applicable.

Item 2.05  Costs Associated with Exit or Disposal Activities.

Not applicable.

Item 2.06  Material Impairments.

Not applicable.

Section 3 - Securities and Trading Markets

    Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

Not applicable.

Item 3.02  Unregistered Sales of Equity Securities.

We are providing this public notice pursuant to Section 135(c) of the Securities Act of 1933 in order to provide notice to the marketplace that we have proposed to make an offering of unregistered securities to select institutional and accredited investors, that, but for an exemption from registration, will require registration under the Act if the securities are to be sold.

The proposed offering is for up to $8,000,000 of Series B Convertible Debentures that mature 24 months from the date of issuance. The stated value for each Debenture shall be $200,000. The Debentures pay 8% interest on an annual basis and are convertible into Quest's common stock at 100% of the Volume Weighted Average Price, or the VWAP, for the 10 trading days immediately preceding the closing date of the proposed financing (the "Fixed Conversion Price").

The Debentures have an amortization schedule such that we will be required to make payments on the Debentures, equal to 1/20th of the face value of the Debenture, beginning on the fifth (5th) month after the date of issuance. Interest and principal payments may be paid in cash or common stock. However, if we elect to make a payment in stock, the payment amount will be made in stock based on a price equal to 90% of the average of the closing prices for our common stock for the ten (10) days before a payment is due.

Parties that purchase a Debenture shall be issued three (3) separate warrants. The Series A Warrant gives the holder the right to purchase, for two years, 100% of the common shares underlying the Debenture (based on the Fixed Conversion Price) at a price equal to 170% of the Fixed Conversion Price. The Series B Warrant gives the holder the right to purchase, for one year, a number of our common shares equal to 50% of the number of Series A Warrant shares at a price equal to 115% of the Fixed Conversion Price. The Series C Warrant is has a 5 year term, and becomes exercisable, from the date the Series B Warrant is exercised and shall have an exercise price of 140% of the Fixed Conversion Price. We retain the right to force the warrant holders to exercise their warrants if Quest's stock price attains certain levels.

The proposed offering does not involve the sale of any securities currently held by our current shareholders. However, if we file a registration statement which registers the securities sold in the proposed Debenture offering, we reserve the right to register for sale, additional restricted shares held by existing shareholders.

Any certificate representing any of the above referred to securities shall be stamped with a legend substantially in the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO QUEST OIL CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

This is not a complete list of the terms and conditions of the proposed offering.

Item 3.03  Material Modification to Rights of Security Holders.

Not applicable.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Not applicable.

Section 5 - Corporate Governance and Management

Item 5.01  Changes in Control of Registrant.

Not applicable.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers.

Not applicable.

Item 5.03  Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

Not applicable.

Item 5.04  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not applicable.

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not applicable.

Section 6 - [Reserved]

     Not applicable.

Section 7 - Regulation FD

           Item 7.01  Regulation FD Disclosure.

      Not applicable.

Section 8 - Other Events

       Item 8.01  Other Events.

      We have changed our corporate address, phone and fax number to the following:

QUEST OIL CORPORATION
11200 Westheimer, Suite 900
Houston, TX 77042
Phone: (713) 243-8778
Fax: (713) 243-8801

Section 9 - Financial Statements and Exhibits

        Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Number    Description

99.1      Press Release dated September 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUEST OIL CORPORATION
/s/	Cameron King
By:	Cameron King
Its:	CEO and President